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MeadWestvaco Announces Sale of Georgia and Alabama Forestlands

to Wells Timberland REIT

RICHMOND, VA – August 6, 2007 – MeadWestvaco Corporation (NYSE: MWV) today announced a definitive agreement with Wells Timberland REIT under which it will sell approximately 228,000 acres of owned forestland and approximately 95,000 acres under long-term timber contracts for $400 million. The sale is part of MeadWestvaco’s previously announced strategy to segment and manage its domestic land holdings for the highest value opportunities. MeadWestvaco expects to complete the transaction in the fourth quarter of this year, and intends to return the value obtained to shareholders.

The agreement with Wells Timberland REIT includes a long-term fiber supply agreement for MeadWestvaco’s Mahrt Mill, which produces over one million tons of Coated Unbleached Kraft paperboard marketed under the CNK® brand. Under the terms of the agreement, fiber will be sold at market price and the forestlands will continue to be managed and third-party certified under the requirements of the Sustainable Forestry Initiative® Standard.

“Our ongoing land management strategy is delivering solid results for our shareholders,” said John A. Luke, Jr., chairman and CEO of MeadWestvaco. “The sale of these forestlands is part of our broader strategy to segment our land holdings for the best possible use, whether that is fiber supply, conservation, recreation or responsible development.”

Nearly 228,000 acres are owned by MeadWestvaco in Stewart, Marion, Quitman and Randolph counties in Georgia, and Russell, Barbour and Chambers counties in Alabama. The sale also includes the conveyance of long-term timber harvesting rights on approximately 95,000 acres owned by third parties.

MeadWestvaco is continuing the auction process for approximately 63,000 acres of forestland located in West Virginia. The company anticipates entering a definitive agreement for the sale of these lands in the third quarter. Upon completion of these forestland sales, MeadWestvaco’s U.S. land holdings will include approximately 800,000 acres throughout South Carolina, Georgia, Alabama, Virginia and West Virginia.

About MeadWestvaco

MeadWestvaco provides packaging solutions and products to many of the world’s best-known companies and most-admired brands. With a presence in more than 30 countries, our research, design, manufacturing and distribution capabilities serve leaders in the food and beverage, media and entertainment, personal care, home and garden, cosmetics and healthcare industries. We also have market-leading positions in our Consumer & Office Products and Specialty Chemicals businesses. In our values and in our operations, we act on the principle of sustainability – creating value for shareholders while fulfilling our environmental, social and economic responsibilities. MeadWestvaco manages all of its forestlands in accordance with internationally recognized forest certification standards, and we have been selected for the Dow Jones Sustainability Indexes for the third consecutive year.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings expected from the company’s cost reduction initiative; the reorganization of the company’s packaging business units; competitive pricing for the company’s products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its forestlands; adverse results in current or future litigation; currency movements; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.